Exhibit 1.1

UNIVERSAL COMPRESSION PARTNERS, L.P.
(a Delaware limited partnership)
5,500,000 Common Units
PURCHASE AGREEMENT
Dated: October 16, 2006

Execution Version
UNIVERSAL COMPRESSION PARTNERS, L.P.
(a Delaware limited partnership)
5,500,000 Common Units
PURCHASE AGREEMENT
October 16, 2006
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
Lehman Brothers Inc.
as Representatives of the several Underwriters
c/o        Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
4 World Financial Center
New York, New York 10080
Ladies and Gentlemen:
     Universal Compression Partners, L.P., a Delaware limited partnership (the “Partnership”), UCO General Partner, LP, a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), UCO GP, LLC, a Delaware limited liability company and the general partner of the General Partner (“GP LLC”), and Universal Compression Holdings, Inc., a Delaware corporation (“Holdings”) (collectively, the “Universal Parties”), confirm their respective agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Lehman Brothers Inc. (“Lehman Brothers”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Lehman Brothers are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Partnership and the purchase by the Underwriters, acting severally and not jointly, of limited partner interests of the Partnership (the “Common Units”) set forth in Schedules A and B hereto and (ii) the grant by the Partnership to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 825,000 additional Common Units to cover overallotments, if any. The aforesaid 5,500,000 Common Units (the “Initial Units”) to be purchased by the Underwriters and all or any part of the 825,000 Common Units subject to the option described in Section 2(b) hereof (the “Option Units”) are hereinafter called, collectively, the “Units.”
     The Universal Parties understand that the Underwriters propose to make a public offering of the Units as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
     It is understood and agreed by all parties that the Partnership was formed by Holdings to provide natural gas compression services to customers throughout the United States. At each Date of Delivery (as defined Section 2(b) below), the Partnership will operate its business through UC Operating Partnership, L.P., a Delaware limited partnership (“OLP”), as described more fully in the Prospectus (as defined below). OLP will be the sole limited partner in UCLP Leasing, L.P., a Delaware limited partnership (“Leasing LP”), and the sole member of UCLP Leasing GP LLC, a Delaware limited liability company and the general partner of Leasing LP (“Leasing GP”). UCLP OLP GP LLC, a Delaware limited liability company (“OLP GP”), will be the general partner of OLP. The Partnership will be the sole member of OLP GP and the sole limited partner of the OLP. The Partnership, OLP GP, OLP, Leasing GP and Leasing LP and all other Partnership subsidiaries are hereinafter referred to as the “Partnership Entities.”
     On or prior to the date hereof, OLP, as borrower, and the Partnership, as Guarantor, will enter into a Senior Secured Credit Agreement with Wachovia Bank, National Association, and other lenders (the “UCLP Credit Agreement”) pursuant to which OLP will borrow $125 million on the initial Date of Delivery. On or prior the date hereof, UCI and Holdings, as Co-U.S. borrowers and guarantors, and Universal Compression Canada, Limited Partnership and UC Canadian Partnership Holdings Company, as Co-Canadian borrowers, will enter into a Senior Secured Credit Agreement with Wachovia Bank, National Association, and other lenders (the “UCI Credit Agreement”).
     On or prior to the initial Date of Delivery, the parties thereto will enter into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”). The transactions to be effected pursuant to the terms of the Contribution Agreement, including without limitation the public offering of the Initial Units contemplated hereby (the “Offering”), are referred to as the “Transactions.” In connection with the Transactions, the parties to the Transactions entered or will enter into various bills of sale, assignments, conveyances, contribution agreements and related documents (collectively with the Contribution Agreement, the “Contribution Documents”) pursuant to which Holdings and its subsidiaries will convey a portion of their domestic contract compression business (the “Transferred Business”) to OLP and Leasing LP in exchange for 825,000 Common Units, 6,325,000 Subordinated Units in the Partnership, 258,163 General Partner Units in the Partnership and the Incentive Distribution Rights in the Partnership and the assumption by OLP of $228.4 million of debt from Holdings and its Subsidiaries.
     In addition, on or prior to the initial Date of Delivery, the parties thereto will enter into an omnibus agreement (the “Omnibus Agreement”), which will set forth certain agreements concerning competition among the parties, the provision of administrative services to the Partnership, the sale to the Partnership of compression equipment newly fabricated by Holdings and the transfer between the Partnership and Holdings of idle compression equipment.
     The Contribution Documents, the Omnibus Agreement and the UCLP Credit Agreement shall be collectively referred to as the “Transaction Documents”. The Partnership Entities, GP LLC, the General Partner, Holdings, Universal Compression, Inc., a Texas corporation (“UCI”), UCO Compression 2005 LLC, a Delaware limited liability company (“UCO”), UCI GP LP LLC, a Delaware limited liability company and the sole limited partner of the General Partner (“LP LLC”) and UCI MLP LP LLC, a Delaware limited liability company (“MLP LP LLC”), shall be collectively referred to as the “Universal Entities.”

The Universal Parties and the Underwriters agree that up to 316,250 Units to be purchased by the Underwriters (the “Reserved Units”) shall be reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Partnership (the “Invitees”), as part of the distribution of the Units by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the “NASD”) and all other applicable laws, rules and regulations. To the extent that such Reserved Units are not orally confirmed for purchase by Invitees by the end of the first business day after the date of this Agreement, such Reserved Units may be offered to the public as part of the Offering.
     The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-135351), including the related preliminary prospectus or prospectuses, covering the registration of the Units under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Partnership will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Units is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Universal Parties. Each of the Universal Parties represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:
     (i) Compliance with Registration Requirements. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Universal Parties, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Units are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Units. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Units are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As of the Applicable Time (as defined below), each of the statements made by the Partnership in the most recent preliminary prospectus, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b) of the rules and regulations of the 1933 Act, including any projections of results of operations or statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.
     As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As used in this subsection and elsewhere in this Agreement:

     “Applicable Time” means 7:00 am (Eastern time) on October 17, 2006 or such other time as agreed by the Universal Parties, Merrill Lynch and Lehman Brothers.
     “Statutory Prospectus” as of any time means the prospectus relating to the Units that is included in the Registration Statement immediately prior to that time.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Units that (i) is required to be filed with the Commission by the Partnership, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Units or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).
     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being specified in Schedule E hereto.
     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
     The Partnership has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Units.
     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Offering or until any earlier date that the Partnership notified or notifies Merrill Lynch, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
     The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through Merrill Lynch expressly for use therein.
     The Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Units and at the date hereof, the Partnership was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.
     (ii) Independent Accountants. The accountants who certified the historical financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.
     (iii) Financial Statements. The historical financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply as to form in all material respects with the requirements of Regulation S-X under the 1933 Act and fairly present in all material respects the financial condition, results of operations, cash flows and partners’ capital/net parent equity, as applicable, of the domestic contract compression segment of Holdings, the Partnership and the General Partner at the dates and for the periods specified and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited historical financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.
     (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Universal Entities, whether or not arising in the ordinary course of business, that would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities, considered as one enterprise (a “Material Adverse Effect”).
     (v) Formation and Qualification. Each of the Universal Entities has been duly formed or incorporated, as applicable, and is validly existing as a limited partnership,

limited liability company or corporation, as applicable, and is in good standing under the laws of its jurisdiction of formation or incorporation and has full partnership, limited liability company or corporate power and authority necessary to enter into and perform its obligations under the Transaction Documents to which it is a party, to own, lease and operate the properties included in the Transferred Business that it owns, leases or operates and to conduct the Transferred Business as described in the Prospectus and to enter into and perform its obligations under this Agreement, in each case in all material respects as described in this Agreement (to the extent applicable). Each of the Partnership Entities is duly qualified to transact business and is in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation in each other jurisdiction in which such qualification is required for the conduct of the Transferred Business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect or subject the limited partners of the Partnership to any material liability or disability.
     (vi) Power and Authority to Act as a General Partner. The General Partner has, and as of each Date of Delivery will have, full power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the General Disclosure Package and Prospectus. OLP GP has, and as of each Date of Delivery will have, full power and authority to act as general partner of OLP in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus.
     (vii) Ownership of UCI. At each Date of Delivery, Holdings will own all of the issued and outstanding capital stock of UCI. Such capital stock will have been duly authorized and validly issued and will be fully paid and nonassessable; and Holdings will own such capital stock free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”), other than those arising under the UCI Credit Agreement.
     (viii) Ownership of LP LLC, GP LLC and MLP LP LLC. At each Date of Delivery, UCI will own all of the issued and outstanding membership interests of LP LLC, GP LLC and MLP LP LLC; such membership interests will have been duly authorized and validly issued in accordance with the limited liability company agreements of LP LLC (the “LP LLC Agreement”), GP LLC (the “GP LLC Agreement”) and MLP LP LLC (the “MLP LP LLC Agreement”) and will be fully paid (to the extent required by such limited liability company agreements) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and UCI will own such membership interests free and clear of all Liens, other than those arising under the UCI Credit Agreement.
     (ix) Ownership of the General Partner Interests in the General Partner. At each Date of Delivery, GP LLC will be the sole general partner of the General Partner with a .001% general partner interest in the General Partner; such general partner interest will have been duly authorized and validly issued in accordance with the partnership agreement of the General Partner (the “GP Partnership Agreement”); and GP LLC will own such general partner interest free and clear of all Liens, other than those arising under the UCI Credit Agreement.
     (x) Ownership of the Limited Partner Interests in the General Partner. At each Date of Delivery, after giving effect to the Transactions, LP LLC will own a 99.999% limited partner interest in the General Partner; such limited partner interest will have been duly authorized and validly issued in accordance with the General Partnership Agreement and will be fully paid (to the extent required under the General Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and LP LLC will own such limited partner interest free and clear of all Liens, other than those arising under the UCI Credit Agreement.
     (xi) Ownership of the General Partner Interest in the Partnership. At each Date of Delivery, the General Partner will be the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest will have been duly authorized and validly issued in accordance with the partnership agreement of the Partnership (the “Partnership Agreement”); and the General Partner will own such general partner interest free and clear of all Liens (except restrictions on transferability as described in the Prospectus or the Partnership Agreement).
     (xii) Ownership of the Sponsor Units and the Incentive Distribution Rights. At the initial Date of Delivery, after giving effect to the Transactions, and assuming no exercise of the option to purchase the Option Units described in Section 2(b) hereof, MLP LP LLC will own 825,000 Common Units and 6,325,000 Subordinated Units (collectively, the “Sponsor Units”) and the General Partner will own all the Incentive Distribution Rights (as defined in the Partnership Agreement). The Sponsor Units and the Incentive Distribution Rights and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LP Act); and MLP LP LLC will own the Sponsor Units and the General Partner will own the Incentive Distribution Rights, in each case free and clear of all Liens (except restrictions on transferability as described in the Prospectus or the Partnership Agreement), other than those arising under the UCI Credit Agreement.
     (xiii) Ownership of OLP GP. At each Date of Delivery, after giving effect to the Transactions, the Partnership will own all of the issued and outstanding membership interests of OLP GP; such membership interests will have been duly authorized and validly issued in accordance with the limited liability company agreement of OLP GP (the “OLP GP LLC Agreement”) and will be fully paid (to the extent required by the OLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and the Partnership will own such membership interests free and clear of all Liens, other than those arising under the UCLP Credit Agreement.

     (xiv) Ownership of the General Partner Interest in OLP. At each Date of Delivery, OLP GP will be the sole general partner of OLP with a .001% general partner interest in OLP; such general partner interest will have been duly authorized and validly issued in accordance with the limited partnership agreement of OLP (the “OLP Partnership Agreement”); and OLP GP will own such general partner interest free and clear of all Liens, other than those arising under the UCLP Credit Agreement.
     (xv) Ownership of the Limited Partner Interests of OLP. At each Date of Delivery, after giving effect to the Transactions, the Partnership will own a 99.999% limited partner interest in OLP; such limited partner interest will have been duly authorized and validly issued in accordance with the OLP Partnership Agreement and will be fully paid (to the extent required under the OLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act); and the Partnership will own such limited partner interest free and clear of all Liens, other than those arising under the UCLP Credit Agreement.
     (xvi) Ownership of Leasing GP. At each Date of Delivery, OLP will own all of the issued and outstanding membership interests of Leasing GP; such membership interests will have been duly authorized and validly issued in accordance with the limited liability company agreement of Leasing GP (the “Leasing GP LLC Agreement”) and will be fully paid (to the extent required by the Leasing GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and OLP will own such membership interests free and clear of all Liens, other than those arising under the UCLP Credit Agreement.
     (xvii) Ownership of the General Partner Interests of Leasing LP. At each Date of Delivery, Leasing GP will be the general partner of Leasing LP and will own a .001% general partner interest in Leasing LP; such general partner interest will be duly authorized and validly issued in accordance with the limited partnership agreement of Leasing LP (the “Leasing LP Partnership Agreement”); and Leasing GP will own such general partner interest free and clear of all Liens, other than those arising under the UCLP Credit Agreement.
     (xviii) Ownership of the Limited Partner Interests of Leasing LP. At each Date of Delivery, OLP will own 99.999% of the limited partner interests in Leasing LP; such limited partner interest will be duly authorized and validly issued in accordance with the Leasing LP Partnership Agreement and will be fully paid (to the extent required under the Leasing LP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act) and OLP will own such limited partner interest free and clear of all Liens, other than those arising under the UCLP Credit Agreement.
     (xix) No Other Subsidiaries. Except as disclosed above and other than its ownership of its general partner interest in the Partnership, the General Partner does not own, and at each Date of Delivery will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. After giving effect to the Transactions, other than its ownership of a 99.999% limited partner interest in OLP and a 100% membership interest in OLP GP, the Partnership does not directly own, and at each Date of Delivery will not directly own, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
     (xx) Capitalization. At the initial Date of Delivery, after giving effect to the Transactions and the offering of the Initial Units as contemplated by this Agreement, the issued and outstanding Common Units of the Partnership will consist of 6,325,000 Common Units, 6,325,000 Subordinated Units and 258,163 General Partner Units. Other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding at each Date of Delivery, provided, however, that if the option described in Section 2(b) below is exercised, a number of Sponsor Units equal to the number of Option Units sold will be redeemed.
     (xxi) No Preemptive Rights, Registration Rights or Options. Except as identified in the Registration Statement, the General Disclosure Package or the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities, the General Partner or GP LLC or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities, the General Partner or GP LLC. Except for such rights that have been waived or as described in the Registration Statement, the General Disclosure Package or the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership.
     (xxii) Authorization and Description of Units. The Units to be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act); the Common Units conform in all material respects to all statements relating thereto contained in the Prospectus; no holder of the Units will be subject to personal liability by reason of being such a holder; and the issuance of the Units is not subject to the preemptive or other similar rights of any holder of Units of the Partnership.
     (xxiii) Authority and Authorization. The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement and (ii) the Sponsor Units, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. At each Date of Delivery, all corporate, partnership and limited liability company action (including unitholder, stockholder, member or partner action), as the case may be, required to be taken by any of the Universal Entities for the authorization, issuance, sale and delivery of the Units and the Sponsor Units, the execution and delivery of the Operative Agreements (as defined below) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements shall have been validly taken.
     (xxiv) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Universal Parties.
     (xxv) Authorization, Execution, Delivery and Enforceability of Certain Agreements. At or before the initial Date of Delivery:
     (a) the Transaction Documents will have been duly authorized, executed and delivered by the Universal Entities that are parties thereto and each will be a valid and legally binding agreement of the parties thereto, enforceable against such parties in accordance with its terms; and
     (b) the Partnership Agreement, the OLP Partnership Agreement, the OLP GP LLC Agreement, the Leasing GP LLC Agreement, the Leasing LP Partnership Agreement, the GP Partnership Agreement, the GP LLC Agreement, the MLP LP LLC Agreement and the LP LLC Agreement (collectively, the “Organizational Agreements”) will have been duly authorized, executed and delivered by the parties thereto, and will be valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms;
provided that, with respect to each agreement described in this Section 1(xxv), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. The Transaction Documents and the Organizational Agreements are collectively referred to herein as the “Operative Agreements.”
     (xxvi) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the Universal Entities that are parties thereto or (iii) the consummation of any other transactions contemplated by this Agreement or the Operative Agreements (including the Transactions), (A) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document of any of the Universal Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Universal Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Universal Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the UCLP Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of any of the Universal Entities to consummate the transactions (including the Transactions) provided for in this Agreement or the Operative Agreements to be consummated on or prior to the applicable Date of Delivery.
     (xxvii) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Universal Entities or any of their properties or assets is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Contribution Agreement by the Universal Entities that are parties thereto, the execution, delivery and performance by the Universal Entities that are parties thereto of their respective obligations under the other Operative Agreements on or prior to the applicable Date of Delivery or the consummation of the transactions contemplated by this Agreement or the Operative Agreements (including the Transactions) to be consummated on or prior to the applicable Date of Delivery except (i) for such permits, consents, approvals and similar authorizations required under the 1933 Act, the Securities Exchange Act of 1934 (the “1934 Act”) and state securities or “Blue Sky” laws, (ii) for such consents that have been, or prior to the Date of Delivery will be, obtained, (iii) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iv) as disclosed in the General Disclosure Package.
     (xxviii) No Defaults. None of the Universal Entities is in (i) violation of its Organizational Documents, or of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over any of the Universal Entities or any of their properties or assets or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument relating to the Transferred Business to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a Material Adverse Effect or could materially impair the ability of any of the Universal Entities to perform their obligations under this Agreement or the Operative Agreements.
     (xxix) Absence of Labor Dispute. No labor dispute with the employees of the Universal Entities exists or, to the knowledge of the Universal Parties, is imminent, and the Universal Parties are not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.
     (xxx) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Universal Parties, threatened, against or affecting the Universal Entities, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or which would have a material adverse effect on the ability of any of the Universal Entities to consummate the transactions (including the Transactions) provided for in this Agreement or the Operative Agreements to be consummated on or prior to the applicable Date of Delivery.
     (xxxi) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement or to be filed as exhibits thereto that have not been so described and filed as required.
     (xxxii) Possession of Intellectual Property. Except for such exceptions that would not reasonably be expected to result in a Material Adverse Effect, (i) the Universal Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the Transferred Business, and (ii) the Universal Entities have not received any notice and are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Universal Entities.
     (xxxiii) Absence of Manipulation. Neither the Universal Entities nor any affiliate of the Universal Entities have taken, nor will the Universal Entities or any affiliate take, directly or indirectly, any action that is designed to or that has constituted or that would be expected to cause or result in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
     (xxxiv) Possession of Licenses and Permits. The Universal Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the Transferred Business, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Universal Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and the Universal

Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (xxxv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required in connection with the offering, issuance or sale of the Units hereunder, except (i) such as have been, on or prior to the applicable Date of Delivery will be, obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, state securities or “Blue Sky” laws or as disclosed in the General Disclosure Package and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Units are offered.
     (xxxvi) Sufficiency of the Transaction Documents. The Transaction Documents will be legally sufficient to transfer or convey to the Partnership and its subsidiaries satisfactory title to, or valid rights to use or manage all properties not already held by it that are, individually or in the aggregate, required to enable the Partnership and its subsidiaries to conduct their operations in all material respects as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations described therein or contained in the Transaction Documents. The Partnership and it subsidiaries, upon execution and delivery of the Transaction Documents, will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership.
     (xxxvii) Title to Property. Except for such exceptions that would not reasonably be expected to result in a Material Adverse Effect, the Universal Entities have good title to all properties related to the Transferred Business owned by them, in each case, free and clear of all Liens except such as (a) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (b) any Liens arising under the UCLP Credit Agreement or (c) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Universal Entities. The Universal Entities do not own any real property related to the Transferred Business owned by them.
     (xxxviii) Investment Company Act. The Universal Entities are not required, and upon the issuance and sale of the Units as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
     (xxxix) Environmental Laws. With respect to the Transferred Business, each of the Universal Entities (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing liability or standards of conduct concerning any Hazardous

Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law. In the ordinary course of business, the Universal Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Universal Entities have reasonably concluded that such associated costs and liabilities relating to the Transferred Business would not, singly or in the aggregate, have a Material Adverse Effect.
     (xl) Accounting Controls. The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (xli) Compliance with the Sarbanes-Oxley Act. The Partnership has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and which the Partnership is required to comply with as of the effectiveness of the Registration Statement.
     (xlii) Payment of Taxes. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which returns are correct and complete in all material respects, and has timely paid all taxes due thereon, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect..
     (xliii) Insurance. The Partnership Entities carry or are entitled to the benefits of insurance relating to the Transferred Business, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Universal Entities have no reason to believe that they will not be able (A) to renew their existing insurance coverage relating to the Transferred Business as and when such policies expire or (B) to obtain comparable coverage relating to the Transferred Business from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not result in a Material Adverse Change.
     (xliv) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Universal Parties believe to be reliable and accurate.
     (xlv) Directed Units Sales. The Partnership has not offered, or caused the Representatives to offer, Reserved Units to any person with the specific intent to unlawfully influence (i) a customer or supplier of any of the Universal Entities to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about any of the Universal Entities, or their respective businesses or products.
     (xlvi) Private Placement. The sale and issuance of the Sponsor Units to UCI and the Incentive Distribution Rights to the General Partner pursuant to the Partnership Agreement are exempt from the registration requirements of the 1933 Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Universal Entities has taken or will take any action that would cause the loss of such exemption.
     (b) Officers’ Certificates. Any certificate signed by an officer of the Universal Entities delivered, pursuant to this Agreement, to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Universal Entities to each Underwriter as to the matters covered thereby.
     SECTION 2. Sale and Delivery to Underwriters; Closing.
     (a) Initial Units. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Partnership, at the price per Unit set forth in Schedule C, that proportion of the number of Initial Units set forth in Schedule B opposite the name of the Partnership, which the number of Initial Units set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Units which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Units, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.
     (b) Option Units. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 825,000 Common Units, as set forth in Schedule B, at the price per Unit set forth in Schedule C, less an amount per Unit equal to any distributions declared by the Partnership and payable on the Initial Units but not payable on the Option Units. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Units upon notice by Merrill Lynch and Lehman Brothers to the Partnership setting forth the number of Option Units as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Units. Any such time and date of delivery (a “Date of Delivery”) shall be determined by Merrill Lynch and Lehman Brothers, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Units, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Units then being purchased which the number of Initial Units set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Units, subject in each case to such adjustments as Merrill Lynch and Lehman Brothers in their discretion shall make to eliminate any sales or purchases of fractional shares.
     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Units shall be made at the offices of Vinson & Elkins, 1001 Fannin Street, Suite 2500, Houston, Texas 77002, or at such other place as shall be agreed upon by the Representatives and the Partnership, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Partnership (such time and date of payment and delivery being herein called “Closing Time”).
     In addition, in the event that any or all of the Option Units are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Units shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Partnership, on each Date of Delivery as specified in the notice from the Representatives to the Partnership.
     Payment shall be made to the Partnership by wire transfer of immediately available funds to a bank account designated by the Partnership against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Units to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Units and the Option Units, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Units or the Option Units, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
     (d) Denominations; Registration. Certificates for the Initial Units and the Option Units, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Units and the Option Units, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.
     SECTION 3. Covenants of the Partnership. The Partnership covenants with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests. The Partnership, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Units. The Partnership will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Partnership will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (b) Filing of Amendments. The Partnership will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

     (c) Delivery of Registration Statements. The Partnership will deliver to the Representatives and counsel for the Underwriters, upon request and without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, upon request and without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Delivery of Prospectuses. The Partnership has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Partnership will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (e) Continued Compliance with Securities Laws. The Partnership will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Units as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Units, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Partnership, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Partnership will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Units or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Partnership will promptly notify Merrill Lynch and Lehman Brothers and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

     (f) Blue Sky Qualifications. The Partnership will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Units for offering and sale under the applicable securities laws of such states as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign limited partnership or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (g) Rule 158. The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its unitholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (h) Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Prospectus under “Use of Proceeds.”
     (i) Listing. The Partnership will use its reasonable best efforts to effect the listing of the Units on the Nasdaq Global Market.
     (j) Restriction on Sale of Units. During a period of 180 days from the date of the Prospectus, the Universal Entities will not, without the prior written consent of Merrill Lynch and Lehman Brothers, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or file any registration statement under the 1933 Act with respect to any of the foregoing (other than any registration statement on Form S-8) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Units, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Units to be sold hereunder, (B) any Common Units issued or options to purchase Common Units granted pursuant to existing employee benefit plans of the Partnership referred to in the Prospectus and (C) any offer for sale, sale or other issuance of Common Units or other securities to Holdings or any of its subsidiaries provided that such recipient of Common Units or other securities enters into a lock-up arrangement for the remainder for the 180-day restricted period. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the 180-day restricted period, the Partnership announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

     (k) Reporting Requirements. The Partnership, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.
     (l) Compliance with NASD Rules. The Partnership hereby agrees that it will ensure that the Reserved Units will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. Prior to the applicable Date of Delivery, the Underwriters will notify the Partnership as to which persons will need to be so restricted. At the request of the Underwriters prior to the applicable Date of Delivery, the Partnership will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Partnership release, or seek to release, from such restrictions any of the Reserved Units, the Partnership agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.
     (m) Issuer Free Writing Prospectuses. The Partnership represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Partnership and the Representatives, it has not made and will not make any offer relating to the Units that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     SECTION 4. Payment of Expenses.
     (a) Expenses. The Partnership will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Units, (iii) the preparation, issuance and delivery of the certificates for the Units to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iv) the fees and disbursements of the Partnership’s counsel, accountants and other advisors, (v) the qualification of the Units under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Units, (ix) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the Units, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants, and half the cost of any aircraft and other air transportation chartered in connection with the road show and (x) the filing fees incident to the review by the NASD of the terms of the sale of the Units and (xi) the fees and expenses incurred in connection with the inclusion of the Units in the Nasdaq Global Market.
     (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 10(b) hereof, the Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
     (c) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Partnership may make for the sharing of such costs and expenses.
     SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Universal Parties contained in Section 1 hereof or in certificates of any officer of the Universal Parties or any subsidiary of the Universal Parties delivered pursuant to the provisions hereof, to the performance by the Universal Parties of their covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.
     (b) Opinion of Vinson & Elkins L.L.P. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Vinson & Elkins L.L.P., counsel for the Partnership, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters substantially to the effect set forth in Exhibit A hereto.
     (c) Opinion of Gardere Wynne Sewell LLP. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time of Gardere Wynne Sewell LLP, special counsel for the Partnership, in form and substance satisfactory to counsel for the

Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters substantially to the effect set forth in Exhibit B hereto. In lieu of providing an opinion, such counsel may provide a reliance letter, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters covering substantially the opinions set forth in Exhibit B hereto.
     (d) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Baker Botts L.L.P., counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the issuance and sale of the Units, the Registration Statement, the General Disclosure Package and the Prospectus and other related matters as the Representatives may reasonably require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States and the Delaware LP Act, the Delaware LLC Act and the Delaware General Corporation Law (the “DGCL”) upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Partnership and its subsidiaries and certificates of public officials.
     (e) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any change that results in a Material Adverse Effect and the Representatives shall have received:
     (i) a certificate of the President or a Vice President of GP LLC and of the chief financial or chief accounting officer of GP LLC, dated as of Closing Time, to the effect that (a) there has been no such change that results in a Material Adverse Effect, (b) the representations and warranties in Section 1(a) hereof with respect to GP LLC, the General Partner and the Partnership Entities are true and correct with the same force and effect as though expressly made at and as of Closing Time, (c) GP LLC, the General Partner and the Partnership Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (d) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission and
     (ii) a certificate of the President or a Vice President of Holdings and of the chief financial or chief accounting officer of Holdings, dated as of Closing Time, to the effect that (a) there has been no such change that results in a Material Adverse Effect, (b) the representations and warranties in Section 1(a) hereof with respect to the Universal Entities other than GP LLC, the General Partner and the Partnership Entities are true and correct with the same force and effect as though expressly made at and as of Closing Time, (c) the Universal Entities other than GP LLC, the General Partner and the Partnership Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (d) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.
     (f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.
     (g) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.
     (h) Approval of Listing. At Closing Time, the Units shall have been approved for inclusion in the Nasdaq Global Market, subject only to official notice of issuance.
     (i) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (j) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.
     (k) Conditions to Purchase of Option Units. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Units, the representations and warranties of the Partnership contained herein and the statements in any certificates furnished by the Partnership and any subsidiary of the Partnership hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:
     (i) GP LLC Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of GP LLC and of the chief financial or chief accounting officer of GP LLC confirming that the certificate delivered at the Closing Time pursuant to Section 5(f)(i) hereof remains true and correct as of such Date of Delivery.
     (ii) Holdings’ Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of Holdings and of the chief financial or chief accounting officer of Holdings confirming that the certificate delivered at the Closing Time pursuant to Section 5(f)(ii) hereof remains true and correct as of such Date of Delivery.
     (ii) Opinion of Vinson & Elkins L.L.P. The favorable opinion of Vinson & Elkins L.L.P., counsel for the Partnership, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.
     (iii) Opinion of Gardere Wynne Sewell LLP. The favorable opinion or reliance letter from Gardere Wynne, special counsel for the Partnership, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, to the same effect as the opinion or letter required by Section 5(c) hereof.
     (iv) Opinion of Counsel for Underwriters. The favorable opinion of Baker Botts L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.
     (v) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.
     (l) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Partnership in connection with the issuance and sale of the Units as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.
     (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Units on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Units, may be terminated by the Representatives by notice to the Partnership at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.
     SECTION 6. Indemnification.
     (a) Indemnification of Underwriters. The Universal Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Universal Parties;
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Universal Parties by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).
     (b) Indemnification of Universal Parties, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Universal Parties, their directors, each of GP LLC’s officers who signed the Registration Statement, and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through Merrill Lynch expressly for use therein.

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Partnership. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or settlement of any claim in connection with any violation referred to in Section 6(e) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     (e) Indemnification for Reserved Units. In connection with the offer and sale of the Reserved Units, the Universal Parties, jointly and severally, agree to indemnify and hold harmless Merrill Lynch, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Units have been offered; (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the

Universal Parties for distribution to Invitees in connection with the offering of the Reserved Units or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Units which have been orally confirmed for purchase by any Invitee by the end of the first business day after the date of the Agreement; or (iv) related to, or arising out of or in connection with, the offering of the Reserved Units, except that clauses (i) and (iv) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted from the gross negligence or willful misconduct of the manager of the Reserved Unit plan.
     (f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Universal Parties with respect to indemnification.
     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Universal Parties on the one hand and the Underwriters on the other hand from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Universal Parties on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(e) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Universal Parties on the one hand and the Underwriters on the other hand in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Partnership and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Units as set forth on the cover of the Prospectus.
     The relative fault of the Universal Parties on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Universal Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(e) hereof.
     Each of the Universal Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the General Partner, each officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the Universal Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Universal Parties. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Units set forth opposite their respective names in Schedule A hereto and not joint.
     The provisions of this Section shall not affect any agreement among the Universal Parties with respect to contribution.
     SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Universal Entities submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Universal Entities and (ii) delivery of and payment for the Units.
     SECTION 9. Termination of Agreement.
     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Partnership, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Universal Entities with respect to the Transferred Business, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units, or (iii) if trading in any securities of the Partnership has been suspended or materially limited by the Commission or the Nasdaq Global Market, or if trading generally on the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.
     SECTION 10. Default
     (a) Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Units which it or they are obligated to purchase under this Agreement (the “Defaulted Units”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Units in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
     (i) if the number of Defaulted Units does not exceed 10% of the number of Units to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
     (ii) if the number of Defaulted Units exceeds 10% of the number of Units to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Partnership to sell the Option Units to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Partnership to sell the relevant Option Units, as the case may be, either the (i) Representatives or (ii) the Partnership shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     (b) Default by the Partnership. If the Partnership shall fail at Closing Time or at the Date of Delivery to sell the number of Units that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Partnership from liability, if any, in respect of such default.
     SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Partnership (and each employee, representative or other agent of the Partnership) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Partnership relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.
     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at 4 World Financial Center, New York, New York 10080, attention of Global Origination Counsel, fax: 212-449-3207; notices to the Partnership shall be directed to it at 4444 Brittmoore Road, Houston, Texas 77041-8004, attention of Donald Wayne, General Counsel.
     SECTION 13. No Advisory or Fiduciary Relationship. The Universal Parties acknowledge and agree that (a) the purchase and sale of the Units pursuant to this Agreement, including the determination of the public offering price of the Units and any related discounts and commissions, is an arm’s-length commercial transaction between the Partnership, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Partnership, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Partnership on other matters) and no Underwriter has any obligation to the Partnership with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Partnership, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Partnership has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Units from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     SECTION 18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Partnership in accordance with its terms.

Very truly yours,

UNIVERSAL COMPRESSION PARTNERS, L.P.

By: UCO GENERAL PARTNER, L.P., its general partner

By: UCO GP, LLC, its general partner

By	/s/ Stephen A. Snider Title: President and Chief Executive Officer

UCO GENERAL PARTNER, LP

By: UCO GP, LLC, its general partner

By	/s/ Stephen A. Snider Title: President and Chief Executive Officer

UCO GP, LLC

By	/s/ Stephen A. Snider Title: President and Chief Executive Officer

UNIVERSAL COMPRESSION HOLDINGS, INC.

By	/s/ Stephen A. Snider Title: President and Chief Executive Officer

CONFIRMED AND ACCEPTED,
          as of the date first above written:
MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED
LEHMAN BROTHERS INC.

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By	/s/ Robert A. Pacha
Authorized Signatory
For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Number of
Name of Underwriter	Initial Units
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,760,000
Lehman Brothers Inc.	1,760,000
Wachovia Capital Markets, LLC	990,000
A.G. Edwards & Sons, Inc.	495,000
Deutsche Bank Securities Inc.	495,000

Total	5,500,000

Sch A-1

SCHEDULE B

	Number of Initial	Maximum Number of Option
	Units to be Sold	Units to Be Sold
Universal Compression Partners, L.P.	5,500,000	825,000

Total	5,500,000	825,000

Sch B - 1

SCHEDULE C
UNIVERSAL COMPRESSION PARTNERS, L.P.
5,500,000 Common Units
1. The initial public offering price per Unit, determined as provided in said Section 2, shall be $21.00.
2. The purchase price per Unit to be paid by the several Underwriters shall be $19.635, being an amount equal to the initial public offering price set forth above less $1.365 per Unit; provided that the purchase price per any Option Unit purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per Unit equal to any distributions declared by the Partnership and payable on the Initial Units but not payable on the Option Units.

Sch C - 1

SCHEDULE D
1. Stephen A. Snider
2. Ernie L. Danner
3. Daniel K. Schlanger
4. J. Michael Anderson
5. Kirk E. Townsend
6. D. Bradley Childers
7. Richard Leong
8. Donald C. Wayne
9. Kenneth R. Bickett
10. James G. Crump
11. Mark A. McCollum

Sch D - 1

SCHEDULE E
[SPECIFY EACH ISSUER GENERAL USE FREE WRITING PROSPECTUS]
None.

Sch E - 1

Exhibit A
FORM OF OPINION OF VINSON & ELKINS L.L.P.
TO BE DELIVERED PURSUANT TO SECTION 5(b)
     (i) Formation and Qualification. Each of the Partnership Entities, the General Partner and GP LLC has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, and is in good standing under the laws of the State of Delaware and has full limited partnership or limited liability company power and authority, as applicable, necessary to enter into and perform its obligations to be completed on or prior to the applicable Date of Delivery under the Transaction Documents (other than the UCLP Credit Agreement) to which it is a party, to own, lease and operate the properties included in the Transferred Business that it owns, leases or operates and to conduct the Transferred Business as described in the Prospectus and to enter into and perform its obligations to be completed on or prior to the applicable Date of Delivery under the Purchase Agreement (to the extent applicable), in each case in all material respects as described in the Purchase Agreement. Each of the Universal Entities (other than the Partnership Entities, the General Partner and GP LLC) is validly existing as a limited liability company or corporation, as applicable, and is in good standing under the laws of its jurisdiction of formation or incorporation, as applicable, and has full limited liability company or corporate power and authority, as applicable, necessary to enter into and perform its obligations to be completed on or prior to the applicable Date of Delivery under the Transaction Documents to which it is a party and to enter into and perform its obligations to be completed on or prior to the applicable Date of Delivery under the Purchase Agreement (to the extent applicable), in each case in all material respects as described in the Purchase Agreement. Each of the Partnership Entities, GP LLC and the General Partner is duly qualified to transact business and is in good standing as a foreign limited partnership or foreign limited liability company in each jurisdiction set forth opposite its name on Annex A to this opinion.
     (ii) Power and Authority to Act as a General Partner. The General Partner has all partnership power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the General Disclosure Package and Prospectus. OLP GP has full limited liability company power and authority to act as general partner of OLP in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus.
     (iii) Ownership of GP LLC. UCI owns all of the issued and outstanding membership interests of GP LLC; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required by such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and UCI owns such membership interests free and clear of all Liens (except restrictions on transferability set forth in Article IV of the GP LLC Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming UCI as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and those arising under the UCI Credit Agreement.
     (iv) Ownership of the General Partner Interests in the General Partner. GP LLC is the sole general partner of the General Partner with a .001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the GP Partnership Agreement; and GP LLC owns such general partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming GP LLC as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and those arising under the UCI Credit Agreement.
     (v) Ownership of the Limited Partner Interests in the General Partner. After giving effect to the Transactions, LP LLC owns a 99.999% limited partner interest in the General Partner; such limited partner interest has been duly authorized and validly issued in accordance with the General Partnership Agreement and is fully paid (to the extent required under the General Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act); and LP LLC owns such limited partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming LP LLC as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and those arising under the UCI Credit Agreement.
     (vi) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability as described in the Prospectus or set forth in the Partnership Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.
     (vii) Ownership of the Sponsor Units and the Incentive Distribution Rights. After giving effect to the Transactions, MLP LP LLC owns all the Sponsor Units and the General Partner owns all the Incentive Distribution Rights. The Sponsor Units and the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LP Act); and MLP LP LLC will own the Sponsor Units and the General Partner will own the Incentive Distribution Rights, in each case free and clear of all Liens (except restrictions on transferability of the Incentive Distribution Rights, as described in the Prospectus or set forth in the Partnership Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming MLP LP LLC or the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and those arising under the UCI Credit Agreement.
     (viii) Ownership of OLP GP. After giving effect to the Transactions, the Partnership owns all of the issued and outstanding membership interests of OLP GP; such membership interests have been duly authorized and validly issued in accordance with the OLP GP LLC Agreement and are fully paid (to the extent required by the OLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and those arising under the UCLP Credit Agreement.
     (ix) Ownership of the General Partner Interest in OLP. OLP GP is the sole general partner of OLP with a .001% general partner interest in OLP; such general partner interest has been duly authorized and validly issued in accordance with the OLP Partnership Agreement; and OLP GP owns such general partner interest free and clear of all Liens, (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OLP GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and those arising under the UCLP Credit Agreement.
     (x) Ownership of the Limited Partner Interests of OLP. After giving effect to the Transactions, the Partnership owns a 99.999% limited partner interest in OLP; such limited partner interest has been duly authorized and validly issued in accordance with the OLP Partnership Agreement and is fully paid (to the extent required under the OLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming LP LLC as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and those arising under the UCLP Credit Agreement.

     (xi) Ownership of Leasing GP. OLP owns all of the issued and outstanding membership interests of Leasing GP; such membership interests have been duly authorized and validly issued in accordance with the Leasing GP LLC Agreement and are fully paid (to the extent required by the Leasing GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and OLP owns such membership interests free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OLP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and those arising under the UCLP Credit Agreement.
     (xii) Ownership of the General Partner Interests of Leasing LP. Leasing GP is the general partner of Leasing LP and owns a .001% general partner interest in Leasing LP; such general partner interest is duly authorized and validly issued in accordance with the Leasing LP Partnership Agreement; and Leasing GP owns such general partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Leasing GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and those arising under the UCLP Credit Agreement.
     (xiii) Ownership of the Limited Partner Interests of Leasing LP. OLP owns a 99.999% limited partner interest in Leasing LP; such limited partner interest is duly authorized and validly issued in accordance with the Leasing LP Partnership Agreement and is fully paid (to the extent required under the Leasing LP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act) and OLP owns such limited partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OLP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and those arising under the UCLP Credit Agreement.
     (xiv) Capitalization. At the initial Date of Delivery, after giving effect to the Transactions and the offering of the Initial Units as contemplated by the Purchase Agreement, the issued and outstanding Common Units of the Partnership will consist of 6,325,000 Common Units, 6,325,000 Subordinated Units and 258,163 General Partner Units. Other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding at each Date of Delivery, provided, however, that if the option described in Section 2(b) of the Purchase Agreement is exercised, a number of Sponsor Units equal to the number of Option Units sold will be redeemed.
     (xv) No Preemptive Rights, Registration Rights or Options. Except as identified in the Registration Statement, the General Disclosure Package or the

Prospectus, there are no outstanding options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities, the General Partner or GP LLC in each case pursuant to the their respective Organizational Agreements or any other agreement or instrument listed as an exhibit to the Registration Statement, in either case to which any of the Partnership Entities is a party or by which any of them may be bound. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Purchase Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than as described in the Registration Statement, as set forth in the Partnership Agreement or as have been waived.
     (xvi) Authorization and Description of Units. The Units to be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Partnership pursuant to the Purchase Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act); no holder of the Units will be subject to personal liability under the laws of the State of Texas by reason of being such a holder, except to the same extent as under the laws of Delaware; and the issuance of the Units is not subject to the preemptive or other similar rights of any holder of Units of the Partnership other than as described in the Registration Statement, as set forth in the Partnership Agreement or as have been waived.
     (xvii) Authority and Authorization. The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in the Purchase Agreement and the Partnership Agreement and (ii) the Sponsor Units, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. All corporate, partnership and limited liability company action (including unitholder, stockholder, member or partner action), as the case may be, required to be taken by any of the Universal Entities for the authorization, issuance, sale and delivery of the Units and the Sponsor Units, the execution and delivery of the Operative Agreements (other than the UCLP Credit Agreement) and the consummation of the transactions (including the Transactions) contemplated by the Purchase Agreement and the Operative Agreements (other than the UCLP Credit Agreement) to be completed on or prior to the applicable Date of Delivery has been validly taken.
     (xviii) Authorization, Execution and Delivery of the Purchase Agreement. The Purchase Agreement has been duly authorized, executed and delivered by each of the Universal Parties.
     (xix) Authorization, Execution, Delivery and Enforceability of Certain Agreements. The Operative Agreements (other than the UCLP Credit Agreement) have been duly authorized, executed and delivered by the Universal Entities that are parties thereto and are valid and legally binding agreements of the Universal Entities that are parties thereto, enforceable against such parties in accordance with their terms; provided that, with respect to each agreement described in this Section (xx), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
     (xx) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of the Purchase Agreement and the Operative Agreements (other than the UCLP Credit Agreement) by the Universal Entities that are parties thereto or (iii) the consummation of any other transactions contemplated by the Purchase Agreement or the Operative Agreements (including the Transactions), (A) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion, or other constituent document of any of the Universal Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any agreement or other instrument filed as an exhibit to the Registration Statement (other than the UCLP Credit Agreement) or any other agreement that has been identified to such counsel as being material to the Partnership Entities, (C) violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL, the laws of the State of Texas or federal law or any order, judgment, decree or injunction of any court or governmental agency or other authority known to such counsel having jurisdiction over any of the Partnership Entities or any of their properties or assets in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the UCLP Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would have a Material Adverse Effect or a material adverse effect on the ability of any of the Universal Entities to consummate the transactions (including the Transactions) provided for in the Purchase Agreement or the Operative Agreements (other than the UCLP Credit Agreement) to be consummated on or prior to the applicable Date of Delivery; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud laws.
     (xxi) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act, the DGCL, Texas law or federal law is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of the Purchase Agreement and the Contribution Agreement by the Universal Entities that are parties thereto, the execution, delivery and performance by the Universal Entities that are parties thereto of their respective obligations under the other Operative Agreements (other than the UCLP Credit Agreement) on or prior to the applicable Date of Delivery or the consummation of the transactions contemplated by this Agreement or the Operative Agreements (other than the UCLP Credit Agreement) (including the Transactions) to be consummated on or prior to the applicable Date of Delivery contemplated thereby except

(i) for such permits, consents, approvals and similar authorizations required under the 1933 Act, the 1934 Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by the Purchase Agreement and the Transaction Documents and (C) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions, (iv) for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (v) as disclosed in the General Disclosure Package.
     (xxii) Effectiveness of Registration Statement. The Registration Statement was declared effective under the 1933 Act as of October 16, 2006, and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the 1933 Act Regulations on October 17, 2006. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission.
     (xxiii) Form of Registration Statement and Prospectus. The Registration Statement, on the Effective Date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the applicable Date of Delivery, were, on their face, appropriately responsive, in all material respects, to the requirements of the 1933 Act and the 1933 Act Regulations, except that in each case such counsel need express no opinion with respect to the financial statements or other financial and statistical data contained in or omitted from the Registration Statement or the Prospectus.
     (xxiv) Description of Common Units. The statements made in the Prospectus under the captions “Summary—The Offering,” “Cash Distribution Policy and Restrictions on Distributions—How We Make Cash Distributions,” “Description of the Common Units,” and “The Partnership Agreement” insofar as they purport to constitute summaries of the terms of the Common Units (including the Units), constitute accurate summaries of the terms of such Common Units in all material respects.
     (xxv) Descriptions and Summaries. The statements made in the Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions,” “Certain Relationships and Related Party Transactions—Omnibus Agreement,” “Conflicts of Interest and Fiduciary Duties,” “The Partnership Agreement,” and “Investment in Universal Compression Partners, L.P. by Employee Benefit Plans” insofar as they purport to constitute summaries of the terms of federal or Texas statutes, rules or regulations or the Delaware LP Act, the Delaware LLC Act or the DGCL, any legal and governmental proceedings or any contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects. The description of the federal statutes and regulations set forth in the Prospectus under “Business—Environmental and

Safety Regulations” fairly describe in all material respects the portions of the statutes and regulations addressed thereby.
     (xxvi) Tax Matters. The opinion of such counsel that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.
     (xxvii) Investment Company Act. The Partnership Entities are not required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
     (xxviii) Material Contracts. To the knowledge of such counsel, there are no (i) legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required and (ii) agreements, contracts, indentures, leases or other instruments that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the 1933 Regulations.
     In rendering such opinion, such counsel may (i) rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on the representations and warranties contained in the Purchase Agreement, certificates of responsible officers of the Universal Entities and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that their opinions are limited to matters governed by the federal laws of the United States of America, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of certain of the Partnership Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of such jurisdiction (each of which shall be dated as of a date not more than fourteen days prior to the initial Date of Delivery and shall be provided to such counsel), (v) assume that the proceeds from the sale of the Units will be applied by the Partnership as described in the Prospectus, (vi) assume that all parties to the Operative Agreements will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Operative Agreements, and (vii) state that they express no opinion with respect to (A) the title of any of the Universal Entities to any of their respective property purported to be transferred by the Contribution Documents, (B) permits to own or operate any personal or real property or (C) state or local taxes or tax statutes to which any of the limited partners of any of the Universal Entities may be subject. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).
     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Universal Parties, the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the

General Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the General Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:
     (A) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
     (B) the Prospectus, as of its issue date and as of the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
     (C) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
except that in each case such counsel need express no opinion with respect to (i) the financial statements included therein, including the notes and schedules thereto and the independent public accountants’ reports thereon or (ii) the other financial and statistical data contained in or omitted from the Registration Statement, the Prospectus or the General Disclosure Package and (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement. In addition, with respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

Annex A

Entity		Foreign Jurisdictions
1.	Universal Compression Partners, L.P.	Texas

2.	UCLP OLP GP LLC	Arkansas
Michigan
Mississippi
Oklahoma
Texas
West Virginia

3.	UC Operating Partnership, L.P.	Alabama
Arkansas
Colorado
Kansas
Louisiana
Michigan
Mississippi
Oklahoma
Pennsylvania
Texas
Utah
Virginia
West Virginia
Wyoming

4.	UCLP Leasing GP LLC	Arkansas
Michigan
Mississippi
Oklahoma
Texas
West Virginia

Annex A-1

Entity		Foreign Jurisdictions
5.	UCLP Leasing, L.P.	Alabama
Arkansas
Colorado
Kansas
Louisiana
Michigan
Mississippi
Oklahoma
Pennsylvania
Texas
Utah
Virginia
West Virginia
Wyoming

6.	UCO GP, LLC	Texas

7.	UCO General Partner, LP	Texas

Annex A-2

Exhibit B
FORM OF OPINION OF GARDERE WYNNE SEWELL LLP
TO BE DELIVERED PURSUANT TO SECTION 5(c)
     (i) Authorization, Execution, Delivery and Enforceability of the UCLP Credit Agreement. The UCLP Credit Agreement has been duly authorized, executed and delivered by the Partnership, OLP, OLP GP, Leasing LP and Leasing GP and is a valid and legally binding agreement of the Partnership, OLP GP, Leasing LP and Leasing GP, enforceable against each of the Partnership, OLP GP, Leasing LP and Leasing GP in accordance with its terms; provided that, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
     (ii) No Conflicts. None of (i) the execution or delivery by the Partnership, OLP, OLP GP, Leasing LP and Leasing GP of the UCLP Credit Agreement nor the performance by such parties of their obligations thereunder, or (ii) the execution and delivery Holdings and UCI of the UCI Credit Agreement nor the performance by such parties of their obligations thereunder, will contravene any applicable provision of any presently existing law or regulation of the United States of America or any governmental agency thereof, or of the State of Texas, or of the DGCL, the Delaware LP Act or the Delaware LLC Act, or, to such counsel’s knowledge without independent investigation other than as set forth herein, any order or decree of any Texas or Delaware court to which such parties are subject. None of (i) the execution or delivery by the Partnership, OLP, OLP GP, Leasing LP and Leasing GP of the UCLP Credit Agreement, nor the performance by such parties of their obligations thereunder, or (ii) the execution or delivery by Holdings and UCI of the UCI Credit Agreement, nor the performance by such parties of their obligations thereunder, conflicts with or constitutes a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of such parties to the UCLP Credit Agreement and the UCI Credit Agreement (other than pursuant to the terms of or permitted under the UCLP Credit Agreement or the UCI Credit Agreement, as applicable) or violate any provision of the charter, by-laws, limited liability company agreement or partnership agreement of such parties to the UCLP Credit Agreement and the UCI Credit Agreement, as in effect as of the date hereof, or the agreements listed on Annex B hereto. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution and delivery of the Purchase Agreement, the Contribution Agreement and the Omnibus Agreement by the parties thereto or the consummation of any other transactions contemplated by the Purchase Agreement, the Contribution Agreement and the Omnibus Agreement or the fulfillment of the terms thereof, conflicts or will conflict with or constitutes or will constitute a breach or violation of, or default (or an event that, with notice or lapse of time or both, would constitute such a default under the UCLP Credit Agreement, the UCI Credit Agreement or the agreements listed on Annex B hereto.

B-1

     In rendering such opinion, such counsel may (i) rely in respect of matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Universal Entities and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine and (iii) state that their opinions are limited to matters governed by the laws of the State of Texas, excepting therefrom municipal and local ordinances and regulations. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).
     In rendering such opinion, such counsel shall state that (i) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the Transactions as if such opinion letter were addressed and delivered to them on the date hereof and (ii) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the Transactions and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.

B-2

Annex B
1. Indenture, dated May 27, 2003, by and between Universal Compression, Inc., as Issuer, and The Bank of New York, as Trustee.
2. Indenture, dated October 28, 2005, between UCO Compression 2005 LLC, as Issuer, and Wells Fargo Bank, National Association, as Indenture Trustee, with respect to the $225,000,000 ABS facility consisting of $200,000,000 of Series 2005-1 Notes and $25,000,000 of Series 2005-2 Notes.

Annex B-1

[Form of lock-up from directors, officers or other stockholders pursuant to Section 5(j)]
Exhibit C
[       ], 2006
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
Lehman Brothers Inc.
  as Representatives of the several
  Underwriters to be named in the
  within-mentioned Purchase Agreement
c/o Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
4 World Financial Center
New York, New York 10080
     Re:     Proposed Public Offering by Universal Compression Partners, L.P.
Dear Sirs:
The undersigned, a unitholder or an officer and/or director of Universal Compression Partners, L.P., a Delaware limited partnership (the “Partnership”), or an officer and/or director of the general partner of the Partnership, UCO General Partner, LP (the “General Partner”) or its general partner, UCO GP, LLC, understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Lehman Brothers Inc. (“Lehman Brothers”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Partnership providing for the public offering of common units of the Partnership (the “Common Units”). In recognition of the benefit that such an offering will confer upon the undersigned as a unitholder or an officer and/or director of the Partnership or as an officer and/or director of the General Partner or UCO GP, LLC, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch and Lehman Brothers, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Partnership’s Common Units or any securities convertible into or exchangeable or exercisable for Common Units, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Units Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Units”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Units, whether any such swap or transaction is to be settled by delivery of Common Units or other securities, in cash or otherwise. The foregoing sentence shall not apply to bona fide gifts, sales or other dispositions of any Common Units that are made exclusively between and among the undersigned or members of the undersigned’s

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family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of the lock-up agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto.
     Notwithstanding the foregoing, if:
     (1) during the last 17 days of the 180-day lock-up period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or
     (2) prior to the expiration of the 180-day lock-up period, the Partnership announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch and Lehman Brothers waives, in writing, such extension.
          The undersigned hereby acknowledges and agrees that written notice of any extension of the 180-day lock-up period pursuant to the previous paragraph will be delivered by Merrill Lynch and Lehman Brothers to the Partnership (in accordance with Section 12 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the 180-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the Lock-Up Units except in compliance with the foregoing restrictions.
     It is understood that, if the Partnership notifies Merrill Lynch and Lehman Brothers that it does not intend to proceed with the Offering, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from its obligations under this lock-up letter agreement.

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Very truly yours,

Signature:

Print Name:

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